UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.	3
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.	3

SIGNATURES		5

EXHIBIT INDEX		6

EXHIBIT 99.1	UNAUDITED BALANCE SHEETS OF THE CPR BUSINESS AS OF AUGUST 31, 2007 AND MAY 31, 2007, AND THE RELATED UNAUDITED STATEMENT OF OPERATIONS AND STATEMENT OF CASH FLOWS FOR THE THREE MONTH PERIOD ENDED AUGUST 31, 2007.

EXHIBIT 99.2	UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2007 (THE CPR BUSINESS FOR THE NINE MONTHS ENDED AUGUST 31, 2007), GIVING PRO FORMA EFFECT TO THE COMPANY’S ACQUISITION OF THE CPR BUSINESS AS IF THE TRANSACTION HAD OCCURRED ON JANUARY 1, 2007.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously announced, on September 23, 2007, QuadraMed Corporation (the “Company”), through QuadCopper, LLC, a Delaware limited liability company and indirect, wholly-owned subsidiary of the Company, completed its acquisition of substantially all of the Misys Computerized Patient Record (“CPR”) assets and related business in the United States, Canada, United Kingdom and Saudi Arabia (the “CPR Business”) pursuant to the previously announced asset purchase agreement (the “Agreement”), dated July 22, 2007, by and among Misys Hospital Systems, Inc., a Pennsylvania corporation and indirect wholly-owned subsidiary of Misys plc, Misys plc, a company organized under the laws of the United Kingdom (“Parent”), QuadCopper, LLC, and the Company. Pursuant to the terms of the Agreement, the Company paid $33.0 million in cash for the CPR Business. The total purchase price, including related acquisition costs of approximately $0.9 million, was approximately $33.9 million. The cash used by the Company to acquire the CPR Business came from the Company’s available cash and the conversion of short-term investments into cash.

On November 9, 2007, the Company filed an Amended Current Report on Form 8-K/A containing:

•

the balance sheets of the CPR Business as of May 31, 2007, 2006 and 2005 (audited) and the related statements of operations, Parent’s net investment and cash flows for the years ended May 31, 2007, 2006 and 2005 (audited), with the report of the independent accountants thereon; and

•

the unaudited pro forma combined balance sheet of the Company as of June 30, 2007 giving effect to the acquisition of the CPR Business as if the transaction had occurred on June 30, 2007 and the unaudited pro forma combined statements of operations of the Company for the year ended December 31, 2006 and six months ended June 30, 2007 (the CPR Business for the twelve months ended November 30, 2006 and six months ended May 31, 2007, respectively), all giving pro forma effect to the Company’s acquisition of the CPR Business as if the transaction had occurred on January 1, 2006.

The following information is being furnished in anticipation of the Company filing registration statements on Form S-8 and should be read in conjunction with the Company’s most recent annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 14, 2008 (the “2007 Form 10-K”). This Current Report on Form 8-K contains:

•

the unaudited balance sheets of the CPR Business as of August 31, 2007 and May 31, 2007, and the related unaudited statement of operations and statement of cash flows for the three month period ended August 31, 2007; and

•

the unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2007 (the CPR Business for the nine months ended August 31, 2007), giving pro forma effect to the Company’s acquisition of the CPR Business as if the transaction had occurred on January 1, 2007.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired

Unaudited balance sheets of the CPR Business as of August 31, 2007 and May 31, 2007, and the related unaudited statements of operations, Parent’s net investment and cash flows for the three month period ended August 31, 2007, are filed herewith as Exhibit 99.1 and are incorporated herein by reference in response to this Item 9.01(a).

(b)	Pro Forma Financial Information

An unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2007 (the CPR Business for the nine months ended August 31, 2007), giving pro forma effect to the Company’s acquisition of the CPR Business as if the transaction had occurred on January 1, 2007, is filed herewith as Exhibit 99.2 and is incorporated herein by reference in response to this Item 9.01(b). An unaudited pro forma balance sheet is not included, as the combined assets and related liabilities of the CPR Business are included in the Company’s consolidated balance sheet for the year ended December 31, 2007, which was included in the 2007 Form 10-K.

(d)	Exhibits

Exhibit 99.1	Unaudited balance sheets of the CPR Business as of August 31, 2007 and May 31, 2007, and the related unaudited statement of operations and statement of cash flows for the three month period ended August 31, 2007.

Exhibit 99.2	Unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2007 (the CPR Business for the nine months ended August 31, 2007), giving pro forma effect to the Company’s acquisition of the CPR Business as if the transaction had occurred on January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2008
QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

99.1	Unaudited balance sheets of the CPR Business as of August 31, 2007 and May 31, 2007, and the related unaudited statement of operations and statement of cash flows for the three month period ended August 31, 2007.

99.2	Unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2007 (the CPR Business for the nine months ended August 31, 2007), giving pro forma effect to the Company’s acquisition of the CPR Business as if the transaction had occurred on January 1, 2007.